SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
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Citigroup, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Citigroup Inc.
399 Park Avenue
New York, NY 10043

SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, APRIL 22, 2014 AND ACCOMPANYING PROXY STATEMENT

On or about March 12, 2014, the proxy materials of Citigroup Inc., a Delaware corporation (the “Company”), were made available to stockholders in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 22, 2014 at 9:00 a.m., Central Daylight Time, at The Landmark Ballroom at the Renaissance St. Louis Grand Hotel in St. Louis, Missouri. The original proxy statement (the “Proxy Statement”) was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 12, 2014.

This supplement, dated April 3, 2014 (the “Supplement”), supplements and amends the Proxy Statement and is being filed with the SEC on April 3, 2014 and will be available for stockholders to view on Citi’s website at www.citigroup.com on April 3, 2014. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Our 2013 Annual Report on Form 10-K, the Proxy Statement, this Supplement and a form of proxy may be viewed on Citi’s website at www.citigroup.com. Click on “About Us,” and then “Corporate Governance.”

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT CAREFULLY IN DECIDING HOW TO VOTE. Shareholders are asked to vote on the following matters at the 2014 Annual Meeting: (1) the election to the Board of the 13 nominees for directors named in this Supplement, (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, (3) an advisory vote to approve Citi’s 2013 executive compensation, (4) the approval of the Citigroup 2014 Stock Incentive Plan, and (5) four stockholder proposals.

____________________

Eugene M. McQuade’s Nomination as a Director Candidate

On April 3, 2014, it was announced that, at the request of Citigroup’s CEO Michael L. Corbat, Eugene M. McQuade, the outgoing CEO of Citibank, N.A., will postpone his retirement and lead the Comprehensive Capital Analysis and Review (CCAR) process for Citigroup Inc. Mr. McQuade will become Vice Chairman of Citi, remain on the Citibank, N.A. Board of Directors, and report directly to Citi’s CEO. Due to the importance of this effort and the substantial time commitment required by Mr. McQuade’s new role, the Board of Directors, in conjunction with Mr. McQuade’s consent, withdrew his nomination to serve on Citi's Board of Directors.

Election of Directors

As a result of the withdrawal of Mr. McQuade’s nomination as a director-candidate, the Board has reduced the size of the Board and the number of nominees to be elected at the Annual Meeting from 14 to 13. At the Annual Meeting, the Company’s stockholders will be asked to vote on the 13 remaining director nominees: Michael L. Corbat, Duncan P. Hennes, Franz B. Humer, Michael E. O’Neill, Gary M. Reiner, Judith Rodin, Robert L. Ryan, Anthony M. Santomero, Joan E. Spero, Diana L. Taylor, William S. Thompson, Jr., James S. Turley, and Ernesto Zedillo Ponce de Leon.

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If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Voting; Revocability of Proxies

Except as described above, this Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy card and wish to change your vote based on any of the information contained in this Supplement, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting.

If you were a stockholder of record as of the close of business on February 24, 2014, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

➢	timely submitting another proxy with new voting instructions via the Internet, by mobile phone or telephone voting systems, or by mail;

➢	submitting written notice of revocation or another proxy with new voting instructions at the Annual Meeting;

➢	submitting written notice of revocation or another proxy with new voting instructions to our Corporate Secretary at 399 Park Avenue, New York, New York 10043 at any time up to and including the last business day preceding the day of the Annual Meeting; or

➢	voting in person at the Annual Meeting.

If you hold your shares in street name and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

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